Exhibit 10.19

Sublease

Agreement

Lessor: Sanken Electric Co., Ltd.

         Allegro MicroSystems Business Development, Inc.

Lessee      Allegro MicroSystems Business Development, Inc.

Sublease Agreement

Allegro MicroSystems Business Development, Inc.

The lessor, Sanken Electric Co., Ltd. (hereinafter referred to as “Party A”) and the lessee, Allegro MicroSystems Business Development, Inc. (hereinafter referred to as “Party B”) do, hereby, conclude the following Agreement in regards to the subleasing use of the building listed in the attached “Property Listing.”

Article 1 (Sublease Period)

The sublease period shall be from April 1, 2014 until March 31, 2017. However, unless either of the parties, Party A or Party B, provide the other party with indication of intention otherwise by six (6) months before the end of the sublease period, the sublease agreement shall be renewed for one (1) year.

③	Notwithstanding the stipulation in the preceding paragraph, either Party A or Party B may, should it be required, cancel this Agreement upon providing six (6) months’ notice to the other party.

Article 2 (Rental Fees, Other Expenses)

Rental fees shall be 2,704,230 yen per month, and Party B shall pay rental fees for a particular month to Party A by the last day of that month.

However, should the rental fee period fall under one (1) month, rental fees shall be calculated per diem. For the period between April 1, 2014 and October 31, 2014, the monthly amount of 711,630 yen (amount of common service expenses)

shall be paid.

(2) In regards to expenses that arise as a result of operating the office, Party A and Party B shall bear these costs individually, and for costs that cannot be distributed individually, Party A shall bear 55% and Party B shall bear 45%.

④	Should the aforementioned rental fees merit revision owing to changes in economic conditions,

the increase of taxes and public duties, or some other reason, Party A retains the right to revise said rental fees.

Article 3 (Fiduciary Duties)

Party B must attend to the maintenance and management of the Property always with the fiduciary duties of a prudent manager.

②	Should any loss or damage occur to the Property owing to negligence by Party B or its employees, Party B must immediately compensate Party A for said damages.

③	Should Party B be negligent in the fiduciary duties mentioned in Paragraph 1 above, Party A can, without any prior warning, cancel this Agreement.

Article 4 (Prohibition of Subletting)

Party B shall not sublet to or allow use of the Property by a third party.

Article 5 (Surrendering of the Property)

Upon the expiration of this Agreement, Party B shall surrender the Property to Party A upon restoring it to its original condition. However, Party B may be exempt from restoring the Property to its original condition should Party A approve the Property’s current condition.

Article 6 (Lapse of Agreement)

Should the Property be irrevocably lost due to fire or natural disaster, this Agreement shall lose its binding power.

②	Should the Property be irrevocably lost due to the negligence of Party B or its employees, Party A may immediately cancel this Agreement. Party A may demand compensation from Party B in this circumstance.

    (Consultations)

If any questions arise in relation to items which are not covered by this Agreement, Party A and Party B shall resolve it through mutual consultation.

IN WITNESS WHEREOF, the Parties hereto have caused this Sublease Agreement to be duly executed in duplicates, with Party A and Party B each affixing its name and signature, and each retaining one (1) copy.

3-6-3   Kitano, Niiza-shi, Saitama

(Party A)                                  Sanken Electric Co., Ltd.

Sadatoshi Iijima, Representative Director and President

4-4-10 Meieki, Nakamura-Ku, Nagoya-shi

4-4-10 Meieki, Nakamura-Ku, Nagoya-shi

      Allegro MicroSystems Business Development, Inc.

(Party B)                            Allegro MicroSystems

Business Development, Inc.

Yoshihiro Suzuki, Branch Manager

Property Listing

4-4-10 Meieki, Nakamura-Ku, Nagoya-shi Part of the 10th floor, Nagoya Crosscourt Tower The End